CONFORMED COPY



                   AGREEMENT AND PLAN OF MERGER

                             BETWEEN

                    FIRST CHARTER CORPORATION

                               AND

                        CAROLINA STATE BANK






                         August 15, 1997



                        TABLE OF CONTENTS

                                                             PAGE

                            ARTICLE I
                      CERTAIN DEFINITIONS

1.01 CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . .2

                            ARTICLE II
                THE MERGER AND RELATED TRANSACTIONS

2.01 MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . .7
2.02 TIME AND PLACE OF CLOSING . . . . . . . . . . . . . . . . .7
2.03 EFFECTIVE TIME. . . . . . . . . . . . . . . . . . . . . . .8
2.04 RESERVATION OF RIGHT TO REVISE TRANSACTION; FURTHER
     ACTIONS.. . . . . . . . . . . . . . . . . . . . . . . . . .8

                           ARTICLE III
                   MANNER OF CONVERTING SHARES

3.01 CONVERSION. . . . . . . . . . . . . . . . . . . . . . . . .9
3.02 ANTI-DILUTION PROVISIONS. . . . . . . . . . . . . . . . . 10

                            ARTICLE IV
                        EXCHANGE OF SHARES

4.01 EXCHANGE PROCEDURES . . . . . . . . . . . . . . . . . . . 11
4.02 RIGHTS OF CSB SHAREHOLDERS. . . . . . . . . . . . . . . . 12

                            ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF CSB

5.01 ORGANIZATION, STANDING, AND AUTHORITY . . . . . . . . . . 13
5.02 CSB CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . 13
5.03 SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . 14
5.04 AUTHORIZATION OF MERGER AND RELATED TRANSACTIONS. . . . . 15
5.05 SECURITIES REPORTING DOCUMENTS AND FINANCIAL STATEMENTS . 16
5.06 ABSENCE OF UNDISCLOSED LIABILITIES. . . . . . . . . . . . 17
5.07 TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . 17
5.08 ALLOWANCE FOR LOAN LOSSES . . . . . . . . . . . . . . . . 18
5.09 ACCOUNTING, TAX AND REGULATORY MATTERS. . . . . . . . . . 18
5.10 PROPERTIES. . . . . . . . . . . . . . . . . . . . . . . . 18
5.11 COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . 19
5.12 EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . 20
5.13 COMMITMENTS AND CONTRACTS . . . . . . . . . . . . . . . . 22
5.14 MATERIAL CONTRACT DEFAULTS. . . . . . . . . . . . . . . . 23
5.15 LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . 23
5.16 ABSENCE OF CERTAIN CHANGES OR EVENTS. . . . . . . . . . . 24
5.17 REGULATORY REPORTS. . . . . . . . . . . . . . . . . . . . 24
5.18 STATEMENTS TRUE AND CORRECT . . . . . . . . . . . . . . . 24
5.19 INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . 25
5.20 LABOR . . . . . . . . . . . . . . . . . . . . . . . . . . 25
5.21 MATERIAL INTERESTS OF CERTAIN PERSONS . . . . . . . . . . 26
5.22 REGISTRATION OBLIGATIONS. . . . . . . . . . . . . . . . . 26
5.23 BROKERS AND FINDERS . . . . . . . . . . . . . . . . . . . 26
5.24 STATE TAKEOVER LAWS . . . . . . . . . . . . . . . . . . . 26
5.25 ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . 26
5.26 OWNERSHIP OF SHARES.. . . . . . . . . . . . . . . . . . . 27
5.27 INSURANCE OF DEPOSITS.. . . . . . . . . . . . . . . . . . 27

                            ARTICLE VI
           REPRESENTATIONS AND WARRANTIES OF FIRST CHARTER

6.01 ORGANIZATION, STANDING AND AUTHORITY. . . . . . . . . . . 28
6.02 FIRST CHARTER CAPITAL STOCK.. . . . . . . . . . . . . . . 28
6.03 AUTHORIZATION OF MERGER AND RELATED TRANSACTIONS. . . . . 28
6.04 FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . 29
6.05 FIRST CHARTER SEC REPORTS . . . . . . . . . . . . . . . . 30
6.06 STATEMENTS TRUE AND CORRECT . . . . . . . . . . . . . . . 30
6.07 CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . 30
6.08 REGULATORY MATTERS. . . . . . . . . . . . . . . . . . . . 30
6.09 LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . 31
6.10 BROKERS AND FINDERS . . . . . . . . . . . . . . . . . . . 31
6.11 ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . 31
6.12 TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . 31
6.13 COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . 32

                           ARTICLE VII
          CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

7.01 CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME . . . . . 34
7.02 FORBEARANCES. . . . . . . . . . . . . . . . . . . . . . . 34

                           ARTICLE VIII
                      ADDITIONAL AGREEMENTS

8.01 ACCESS AND INFORMATION. . . . . . . . . . . . . . . . . . 37
8.02 REGISTRATION STATEMENT. . . . . . . . . . . . . . . . . . 38
8.03 SHAREHOLDER APPROVALS . . . . . . . . . . . . . . . . . . 38
8.04 PRESS RELEASES. . . . . . . . . . . . . . . . . . . . . . 39
8.05 NOTICE OF DEFAULTS. . . . . . . . . . . . . . . . . . . . 39
8.06 MISCELLANEOUS AGREEMENTS AND CONSENTS; AFFILIATES
     AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . 39
8.07 CONVERSION OF STOCK OPTIONS . . . . . . . . . . . . . . . 40
8.08 REGULATORY AND TAX MATTERS. . . . . . . . . . . . . . . . 41
8.09 ACQUISITION PROPOSALS . . . . . . . . . . . . . . . . . . 41
8.10 POOLING OPINION . . . . . . . . . . . . . . . . . . . . . 41
8.11 FAIRNESS OPINIONS . . . . . . . . . . . . . . . . . . . . 42
8.12 EMPLOYEE BENEFITS . . . . . . . . . . . . . . . . . . . . 42
8.13 INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . 42
8.14 TERMINATION OF EMPLOYMENT AGREEMENTS. . . . . . . . . . . 43

                            ARTICLE IX
                             CONDITIONS

9.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
     MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . 44
9.02 Conditions to Obligations of CSB to Effect the
     Merger. . . . . . . . . . . . . . . . . . . . . . . . . . 44
9.03 CONDITIONS TO OBLIGATIONS OF FIRST CHARTER TO EFFECT
     THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . 45

                            ARTICLE X
                           TERMINATION

10.01     TERMINATION. . . . . . . . . . . . . . . . . . . . . 47
10.02     EFFECT OF TERMINATION. . . . . . . . . . . . . . . . 48
10.03     NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
          COVENANTS FOLLOWING THE EFFECTIVE TIME . . . . . . . 48

                            ARTICLE XI
                        GENERAL PROVISIONS

11.01     EXPENSES . . . . . . . . . . . . . . . . . . . . . . 49
11.02     STOCK OPTION AGREEMENT.. . . . . . . . . . . . . . . 49
11.03     ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . 49
11.04     AMENDMENTS . . . . . . . . . . . . . . . . . . . . . 49
11.05     WAIVERS. . . . . . . . . . . . . . . . . . . . . . . 49
11.06     NO ASSIGNMENT. . . . . . . . . . . . . . . . . . . . 50
11.07     NOTICES. . . . . . . . . . . . . . . . . . . . . . . 50
11.08     SPECIFIC PERFORMANCE . . . . . . . . . . . . . . . . 51
11.09     ARBITRATION. . . . . . . . . . . . . . . . . . . . . 51
11.10     GOVERNING LAW. . . . . . . . . . . . . . . . . . . . 52
11.11     COUNTERPARTS . . . . . . . . . . . . . . . . . . . . 52
11.12     CAPTIONS . . . . . . . . . . . . . . . . . . . . . . 52
11.13     SEVERABILITY . . . . . . . . . . . . . . . . . . . . 52

EXHIBIT A. . . . . . . . . . . . . . . . . . . . . . . . . . .A-1



                   AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of August 15, 1997, between FIRST CHARTER CORPORATION ("First Charter"), a North Carolina corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and CAROLINA STATE BANK, a North Carolina state-chartered commercial bank ("CSB"). Capitalized terms not otherwise defined herein shall have the meanings ascribed in ARTICLE I.

                       W I T N E S S E T H:

     WHEREAS, First Charter and CSB previously have entered into that certain Letter of Intent dated as of June 30, 1997 providing for the acquisition by First Charter of CSB and the negotiation of this Agreement; and

     WHEREAS, as an inducement and a condition to First Charter's willingness to enter into the Letter of Intent and to pursue the acquisition and the negotiation of this Agreement, immediately following execution of the Letter of Intent First Charter and CSB entered into that certain Stock Option Agreement also dated June 30, 1997, pursuant to which CSB has granted to First Charter an option to purchase shares of common stock of CSB (the "Stock Option Agreement"); and

     WHEREAS, in accordance with the Letter of Intent, First Charter and CSB have determined to enter into this Agreement, pursuant to which First Charter will acquire CSB through the merger of CSB with and into First Charter National Bank, a national banking association and the wholly-owned Subsidiary of First Charter ("FCNB"), or by such other means as provided for herein (the "Merger"); and

     WHEREAS, the respective Boards of Directors of First Charter and CSB have resolved that the transactions described herein are in the best interests of the parties and their respective shareholders and have approved the transactions described herein;
and

     WHEREAS, First Charter and CSB desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement;

     NOW THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements contained herein, the parties hereto agree as follows:

                           ARTICLE I

                       CERTAIN DEFINITIONS

     1.01 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

          "ACQUISITION PROPOSAL" shall have the meaning set forth in SECTION 8.09.

          "AFFILIATE" shall mean, with respect to any Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.

          "AGREEMENT" shall have the meaning set forth in the introduction to this Agreement.

          "ALLOWANCE" shall have the meaning set forth in SECTION
     5.08.

          "APPROVALS" shall mean any and all permits, consents, authorizations, approvals and waivers of any governmental or regulatory authority or of any other third person necessary to give effect to the transactions contemplated by this Agreement or necessary to consummate the Merger.

          "AUTHORIZATIONS" shall have the meaning set forth in
     SECTION 5.01.

          "AVERAGE PRICE" shall have the meaning set forth in
     SECTION 10.01(E).

          "BHCA" shall have the meaning set forth in the introduction to this Agreement.

          "CLOSING" shall have the meaning set forth in SECTION
     2.02.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

          "COMMISSION" shall mean the North Carolina State
     Banking Commission.

          "CONDITION" means the financial condition, results of operations or business of a Person.

          "CSB" shall have the meaning set forth in the introduction to this Agreement.

          "CSB BENEFIT PLAN" shall have the meaning set forth in
     SECTION 5.12(A).

          "CSB COMMON STOCK" shall mean the common stock, par value $4.50 per share, of CSB.

          "CSB DISCLOSURE SCHEDULE" shall mean that document containing the written detailed information prepared by CSB and delivered by CSB to First Charter which appropriately cross-references each Section of this Agreement to which that Section of the CSB Disclosure Schedule applies.

          "CSB FINANCIAL STATEMENTS" shall have the meaning set forth in SECTION 5.05.

          "CSB INCENTIVE STOCK OPTION PLAN" shall mean the
     Carolina State Bank 1991 Incentive Stock Option Plan,
     Amended November 19, 1996.

          "CSB OPTIONS" shall have the meaning set forth in
     SECTION 5.12(A).

          "CSB PENSION PLAN" shall have the meaning set forth in
     SECTION 5.12(A).

          "CSB REGULATORY AGREEMENT" shall have the meaning set forth in SECTION 5.11(B).

          "CSB SHAREHOLDERS' MEETING" shall have the meaning set forth in SECTION 5.18.

          "CSB STOCK PLAN" shall have the meaning set forth in
     SECTION 5.12(A).

          "EFFECTIVE TIME" shall have the meaning set forth in
     SECTION 2.03.

          "EMPLOYEE" shall mean any current or former employee, officer or director, independent contractor or retiree of CSB or its Subsidiaries and any dependent or spouse thereof.

          "ENVIRONMENTAL LAW" shall have the meaning set forth in
     SECTION 5.25.

          "ERISA" shall have the meaning set forth in
     SECTION 5.12(A).

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "EXCHANGE AGENT" shall have the meaning set forth in
     SECTION 3.01(D).

          "EXCHANGE RATIO" shall mean 1.023 shares of First
     Charter Common Stock for each share of CSB Common Stock.

          "FAIR MARKET VALUE" shall mean, with respect to the First Charter Common Stock, the closing price per share as reported by the Nasdaq National Market or, if not included in the Nasdaq National Market, the average of the high and low closing bid quotations with respect to such stock as reported by the Nasdaq Stock Market, or any similar quotation system then in use.

          "FDIC" shall mean the Federal Deposit Insurance
     Corporation.

          "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System and any Federal
     Reserve Bank.

          "FIRST CHARTER" shall have the meaning set forth in the introduction to this Agreement.

          "FIRST CHARTER COMMON STOCK" shall mean the common stock, $5 par value, of First Charter.

          "FIRST CHARTER FINANCIAL STATEMENTS" shall have the meaning set forth in SECTION 6.04.

          "FIRST CHARTER REGULATORY AGREEMENT" SHALL HAVE THE
     MEANING SET FORTH IN SECTION 6.13(B).

          "FIRST CHARTER SEC DOCUMENTS" shall have the meaning set forth in SECTION 6.04.

          "FIRST CHARTER SHAREHOLDERS' MEETING" shall have the meaning set forth in SECTION 5.18.

          "GAAP" shall mean generally accepted accounting principles in the United States.

          "IRS" shall mean the Internal Revenue Service.

          "JOINT PROXY STATEMENT" shall have the meaning set forth in SECTION 5.18.

          "LIENS" shall have the meaning set forth in
     SECTION 5.03.

          "MATERIAL ADVERSE EFFECT" shall have the meaning set forth in SECTION 5.01.

          "MERGER" shall have the meaning set forth in the recitals to this Agreement.

          "MERGER CONSIDERATION" shall mean the combination of
     (i) First Charter Common Stock and (ii) cash in lieu of fractional shares to be issued by First Charter in the Merger.

          "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

          "OCC" shall mean the Office of the Comptroller of the Currency.

          "PERSON" or "PERSON" shall mean any individual, corporation, association, partnership, limited liability company, group (as defined in Section 13(d)(3) of the Exchange Act), joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

          "REGISTRATION STATEMENT" shall have the meaning set forth in SECTION 5.18.

          "REGULATORY AUTHORITIES" shall have the meaning set forth in SECTION 5.11(B).

          "REGULATORY REPORTS" shall have the meaning set forth in SECTION 5.17.

          "REMEDIES EXCEPTION" shall mean bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting the rights of creditors and equitable principles that may limit the right of specific enforcement of remedies.

          "SEC" shall mean the Securities and Exchange
     Commission.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SECURITIES LAWS" shall have the meaning set forth in
     SECTION 5.04(C).

          "SECURITIES REPORTING DOCUMENTS" shall have the meaning set forth in SECTION 5.05.

          "STOCK OPTION AGREEMENT" shall have the meaning set forth in the recitals to this Agreement.

          "SUBSIDIARY" shall mean, in the case of either First Charter or CSB, any corporation, association or other entity in which it owns or controls, directly or indirectly, 25% or more of the outstanding voting securities or 25% or more of the total equity interest; PROVIDED, HOWEVER, that the term shall not include any such entity in which such voting securities or equity interest is owned or controlled in a fiduciary capacity, without sole voting power, or was acquired in securing or collecting a debt previously contracted in good faith.

          "SURVIVING BANK" shall have the meaning set forth in
     SECTION 2.01.

          "TAX" OR "TAXES" shall mean all federal, state, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including, without limitation, any interest, penalties or additions thereto.

          "TAXABLE PERIOD" shall mean any period prescribed by any governmental authority, including, but not limited to, the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

          "TAX RETURN" shall mean any report, return, information return or other information required to be supplied to a taxing authority in connection with Taxes, including, without limitation, any return of an affiliated or combined or unitary group that includes a Person or any of its Subsidiaries.

                            ARTICLE II

               THE MERGER AND RELATED TRANSACTIONS

     2.01  MERGER.

          (a) Subject to the terms and conditions of this Agreement, at the Effective Time of the Merger, CSB shall be merged with and into FCNB in accordance with the provisions of the United States Code and the North Carolina General Statutes and with the effect provided therein. The separate corporate existence of CSB shall thereupon cease, and FCNB shall be the surviving bank in the Merger (the "Surviving Bank") and shall continue to be governed by the laws of the United States of America.

          (b) The name of the Surviving Bank shall continue to be "First Charter National Bank". The Articles of
     Association and Bylaws of the Surviving Bank shall continue in effect until amended as provided by law.

          (c) All assets of CSB as they exist at the Effective Time of the Merger shall pass to and vest in the Surviving Bank without any conveyance or other transfer. The Surviving Bank shall be responsible and liable for all of the liabilities of every kind and description of each of the merging banks existing as of the Effective Time of the Merger.

          (d) The business of the Surviving Bank after the Merger shall continue to be that of a national banking association and shall continue to be conducted at its main office located in Concord, North Carolina and at its legally established branches.

          (e) At the Effective Time, the Surviving Bank will have capitalization, surplus and undivided profits as may be required by applicable law to effect the Merger.

          (f) Following the effectiveness of the Merger, the Board of Directors of First Charter shall continue in office and the following three individuals shall be elected to the membership of the Board of Directors of First Charter:

               T. Carl Dedmon
               John J. Godbold, Jr.
               Charles F. Harry, III

     2.02 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of counsel to First Charter in Charlotte, North Carolina at 10:00 A.M. on the date that the Effective Time occurs, or at such other time, and at such place, as may be mutually agreed upon by First Charter and CSB.

     2.03 EFFECTIVE TIME. The effective time of the Merger (the "Effective Time") shall occur on the date and at the time specified in Articles of Merger to be filed with the OCC. Unless otherwise agreed by the parties hereto, the Effective Time shall occur on or promptly after the first business day following the last to occur of (i) the expiration of the required waiting period following the date of the order of the OCC approving the Merger pursuant to the Bank Merger Act, (ii) the effective date of the last Approval of any other federal or state regulatory agency approving or exempting the Merger if such action is required, (iii) the expiration of all required waiting periods after the filing of all notices to all federal or state regulatory agencies required for consummation of the Merger, and
(iv) the date on which the shareholders of CSB and First Charter have each approved this Agreement, in each case as contemplated hereby.

     2.04  RESERVATION OF RIGHT TO REVISE TRANSACTION; FURTHER
ACTIONS.

          (a) With the prior consent of CSB, which consent shall not be unreasonably withheld, First Charter may at any time change the method of effecting the acquisition of CSB by First Charter (including, without limitation, the provisions as set forth in ARTICLE III) if and to the extent that it deems such a change to be desirable; PROVIDED, HOWEVER, that no such change shall (A) alter or change the amount or the kind of the consideration to be received by the holders of CSB Common Stock as provided for in this Agreement; (B) prevent the acquisition from constituting a reorganization within the meaning of Section 368 of the Code (in the opinion of First Charter's tax counsel); or (C) take the form of an asset purchase agreement.

          (b) To facilitate the Merger and the acquisition, each of the parties agrees to execute such additional agreements and documents and take such other actions as First Charter determines necessary or appropriate to effectuate the Merger and the acquisition of CSB by First Charter and the other transactions contemplated by this Agreement.

                           ARTICLE III

                   MANNER OF CONVERTING SHARES

     3.01  CONVERSION.

          (a) Subject to the provisions of this ARTICLE III and of ARTICLE I, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

                (i)  Each of the shares of First Charter
          Common Stock and each of the shares of capital stock of FCNB issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be changed;

               (ii)  Each of the shares of CSB Common Stock
          held by First Charter or any of its wholly owned Subsidiaries or CSB or its wholly owned Subsidiaries immediately prior to the Effective Time, other than shares held by First Charter or CSB or any of their respective wholly owned Subsidiaries in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor; and

              (iii)  Each other share of CSB Common Stock
          issued and outstanding immediately prior to the Effective Time (excluding shares held by dissenting shareholders who perfect their statutory appraisal rights) shall, IPSO FACTO, at the Effective Time, and without any action on the part of the holders thereof, be converted into and become the right to receive a fractional number of shares of First Charter Common Stock equal to the Exchange Ratio.

          (b)  Each CSB Option outstanding as of the Effective
     Time shall be treated in accordance with the provisions of
     SECTION 8.07.

          (c)  Notwithstanding any other provision of this
     Agreement:

               (i)  Each holder of shares of CSB Common
          Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of First Charter Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of First Charter Common Stock multiplied by the Fair Market Value of one share of First Charter Common Stock on the last business day preceding the Effective Time. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share; and

              (ii)  No shares of First Charter Common Stock
          shall be issued with respect to any shares of CSB Common Stock held by a shareholder who shall have taken all action necessary to allow such shareholder to make a claim to be paid the value of such shareholder's shares in cash under applicable laws providing appraisal rights to dissenting shareholders, unless and until such time as any such rights are waived.

          (d) At the Effective Time, the stock transfer books of CSB shall be closed as to holders of CSB Common Stock immediately prior to the Effective Time and no transfer of CSB Common Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates are properly presented in accordance with ARTICLE IV of this Agreement to the exchange agent, which shall be selected by First Charter and may be a bank Subsidiary of First Charter (the "Exchange Agent"), such certificates shall be canceled and exchanged for certificates representing the number of whole shares of First Charter Common Stock and a check representing the amount of cash in lieu of fractional shares, if any, into which the CSB Common Stock represented thereby was converted in the Merger. Notwithstanding any other provision of this Agreement, neither First Charter, FCNB nor the Exchange Agent shall be liable to a holder of CSB Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

     3.02 ANTI-DILUTION PROVISIONS. The Exchange Ratio shall be adjusted appropriately to reflect any stock dividends, splits, recapitalizations or other similar transactions with respect to the First Charter Common Stock where the record date or effective date, as applicable, of such transaction occurs prior to the Effective Time.

                            ARTICLE IV

                        EXCHANGE OF SHARES

     4.01 EXCHANGE PROCEDURES. Before or promptly after the Effective Time, First Charter and CSB shall cause the Exchange Agent to mail appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of CSB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) to the former shareholders of CSB. After the Effective Time, each holder of shares of CSB Common Stock issued and outstanding at the Effective Time (other than shares to be canceled pursuant to SECTION 3.01(A)(II) or shares as to which rights of appraisal as described in SECTION 3.01(C)(II) have been perfected) shall surrender the certificate or certificates theretofore representing such shares, together with such transmittal materials properly executed, to the Exchange Agent and promptly upon surrender shall receive in exchange therefor the consideration provided in SECTION 3.01 of this Agreement, together with all undelivered dividends or distributions in respect of such shares following the Effective Time. The certificate or certificates for CSB Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. To the extent provided by SECTION 3.01(C), each holder of shares of CSB Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional shares of First Charter Common Stock to which such holder would otherwise be entitled. First Charter shall not be obligated to deliver the consideration to which any former holder of CSB Common Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing shares of CSB Common Stock for exchange as provided in this ARTICLE IV. In addition, certificates surrendered for exchange by any person constituting an "affiliate" of CSB under the Securities Act shall not be exchanged for certificates representing whole shares of First Charter Common Stock until First Charter has received a written agreement from such person as provided in SECTION 8.06, and in any event First Charter shall be entitled to place restrictive legends on any such certificate(s) referencing the restrictions on transfer of the shares of First Charter Common Stock evidenced thereby as contemplated by such agreements. If any certificate for shares of First Charter Common Stock, or any check representing cash or undelivered dividends, is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

     4.02 RIGHTS OF CSB SHAREHOLDERS. Until surrendered for exchange in accordance with the provisions of SECTION 4.01, each certificate theretofore representing shares of CSB Common Stock (other than shares to be canceled pursuant to SECTION 3.01(A)(II) or shares as to which rights of appraisal as described in SECTION 3.01(C)(II) have been perfected) shall from and after the Effective Time represent for all purposes only the right to receive shares of First Charter Common Stock and cash, as set forth in this Agreement. Holders of CSB Common Stock shall not be entitled to any dividends or other distributions payable to holders of the First Charter Common Stock of record as of any date prior to the Effective Time. Dividends or other distributions payable to the holders of First Charter Common Stock of record as of the Effective Time or any time thereafter shall be payable with respect to all shares of First Charter Common Stock outstanding, including shares issuable pursuant to this Agreement; PROVIDED, HOWEVER, that no such dividends or other distributions shall be paid to the holder of any certificate representing shares of CSB Common Stock issued and outstanding at the Effective Time until such holder physically surrenders such certificate for exchange as provided in SECTION 4.01, promptly after which time all such dividends or distributions shall be paid (without interest). To the extent permitted by law, former shareholders of record of CSB shall be entitled to vote after the Effective Time at any meeting of First Charter shareholders the number of whole shares of First Charter Common Stock into which their respective shares of CSB Common Stock are converted, regardless of whether such holders have exchanged their certificates representing CSB Common Stock for certificates representing First Charter Common Stock in accordance with the provisions of this Agreement.

                            ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF CSB

     CSB represents and warrants to First Charter, subject to such exceptions and limitations as are set forth below or in the CSB DISCLOSURE SCHEDULE, as follows:

     5.01 ORGANIZATION, STANDING, AND AUTHORITY. CSB is a commercial banking corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. CSB is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified would have, individually or in the aggregate, a material adverse effect on the Condition of CSB and its Subsidiaries on a consolidated basis or on the ability of CSB to consummate the transactions contemplated hereby (a "Material Adverse Effect"). CSB has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and business, and to execute and deliver this Agreement and perform the terms of this Agreement. CSB has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses (collectively, "Authorizations") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect. CSB does not operate a trust department or engage in any trust activities.

     5.02  CSB CAPITAL STOCK.

          (a) The authorized capital stock of CSB consists of 10,000,000 shares of CSB Common Stock, and there are no other classes of authorized capital stock. As of the date hereof, there are issued and outstanding 1,662,192 shares of CSB Common Stock, and not more than 1,720,792 shares of CSB Common Stock will be issued and outstanding as of the Effective Time. At June 30, 1997, CSB had stated capital of $7,479,864, additional paid-in capital of $4,003,786 and retained earnings of $1,900,968. All of the issued and outstanding shares of CSB Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable (except to the extent assessable under applicable North Carolina banking law). None of the outstanding shares of the CSB Common Stock has been issued in violation of any preemptive rights of current or past shareholders or any provision of CSB's Articles of Incorporation. As of the date hereof, CSB has reserved 71,500 shares of CSB Common Stock for issuance under the CSB Incentive Stock Option Plan and 330,776 shares of CSB Common Stock for issuance under the Stock Option Agreement, and no other shares of capital stock have been reserved for issuance for any other purpose.

          (b) Except as set forth in SECTION 5.02(B) OF THE CSB DISCLOSURE SCHEDULE, there are no shares of capital stock or other equity securities of CSB outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of CSB or contracts, commitments, understandings or arrangements by which CSB is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.
     There are no contracts, commitments, understandings or arrangements by which CSB or any of its Subsidiaries is or may be bound to transfer any shares of the capital stock of any Subsidiary of CSB, and there are no agreements, understandings or commitments relating to the right of CSB to vote or to dispose of such shares.

          (c)  Except as set forth in SECTION 5.02(C) OF THE CSB
     DISCLOSURE SCHEDULE, there are no securities required to be issued by CSB under any CSB Stock Plan, dividend reinvestment or similar plan.

     5.03 SUBSIDIARIES. SECTION 5.03 OF THE CSB DISCLOSURE SCHEDULE contains a true and complete list of CSB's Subsidiaries and their respective jurisdictions of incorporation. Except as set forth in SECTION 5.03 OF THE CSB DISCLOSURE SCHEDULE, CSB owns no stock or other equity interest in any corporation, partnership or other entity. All of the outstanding securities of each Subsidiary of CSB are owned by CSB, and no equity securities of any such Subsidiary are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or understandings or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any Subsidiary of CSB, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary of CSB is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. There are no contracts, agreements, arrangements or other understandings of any kind relating to the rights of CSB to vote or dispose of any shares of the capital stock of any of its Subsidiaries. All of the shares of capital stock of each Subsidiary of CSB are fully paid and nonassessable and are owned by CSB free and clear of any claim, lien, pledge or encumbrance of whatsoever kind ("Liens"). Each Subsidiary of CSB (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized,
(ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have, individually or in the aggregate, a Material Adverse Effect, (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted and (iv) has in effect all Authorizations necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, the absence of which Authorizations would have, individually or in the aggregate, a Material Adverse Effect.
SECTION 5.03 OF THE CSB DISCLOSURE SCHEDULE contains a true and accurate description of the business activities of all Subsidiaries of CSB.

     5.04  AUTHORIZATION OF MERGER AND RELATED TRANSACTIONS.

          (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CSB, including approval of the Merger by its Board of Directors, subject to the approval of the shareholders of CSB with respect to this Agreement and the Merger to the extent required by applicable law. This Agreement, subject to such requisite shareholder approval hereof with respect to the Merger, represents a valid and legally binding obligation of CSB, enforceable against CSB in accordance with its terms, except as such enforcement may be limited by the Remedies Exception.

          (b) Except as set forth in SECTION 5.04(B) OF THE CSB DISCLOSURE SCHEDULE, neither the execution and delivery of this Agreement by CSB, nor the consummation by CSB of the transactions contemplated hereby, nor compliance by CSB with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of CSB's Articles of Incorporation or bylaws, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or require any consent, approval or waiver under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any property or assets of any of CSB or its Subsidiaries pursuant to, any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any of them is a party or by which any of them or any of their properties or assets may be subject, and that, in any such event, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, or (iii) subject to receipt of the requisite approvals referred to in SECTIONS 9.01(A) and 9.01(B) of this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation applicable to CSB or its Subsidiaries or any of their properties or assets.

          (c) Other than (i) in connection or compliance with the provisions of applicable state corporate and securities laws, the Securities Act, the Exchange Act, and the rules and regulations of the SEC or the FDIC promulgated thereunder (the "Securities Laws"), and (ii) Approvals required from the OCC, no notice to, filing with, authorization of, exemption by, or consent or other Approval of any public body or authority is necessary for the consummation by CSB of the Merger and the other transactions contemplated in this Agreement.

     5.05 SECURITIES REPORTING DOCUMENTS AND FINANCIAL STATEMENTS. CSB (i) has delivered to First Charter true and complete copies of the consolidated balance sheets and the related consolidated statements of operations, cash flows and changes in shareholders' equity (including related notes and schedules) of CSB and its consolidated Subsidiaries as of and for the periods ended March 31, 1997 and December 31, 1996 included in a quarterly report on Form F-4 or an annual report on Form F-2, as the case may be, filed by CSB pursuant to the Securities Laws, and (ii) has furnished First Charter with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by CSB with the FDIC from and after January 1, 1994 (each a "Securities Reporting Document"), which are all the documents (other than preliminary material) that CSB was required to file with the FDIC since such date and all of which complied when filed in all material respects with all applicable Securities Laws and other applicable laws and regulations, and (iii) will deliver to First Charter promptly upon the filing thereof with the FDIC copies of the consolidated balance sheets and related consolidated statements of operations, cash flows and changes in shareholders' equity (including related notes and schedules) included in any Securities Reporting Documents filed subsequent to the date hereof (clauses (i) and (iii), collectively, the "CSB Financial Statements"). The CSB Financial Statements (as of the dates thereof and for the periods covered thereby) (A) are or will be in accordance with the books and records of CSB and its Subsidiaries, which are or will be complete and accurate in all material respects and which have been or will have been maintained in accordance with good business practices, and
(B) present or will present fairly the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of CSB and its Subsidiaries as of the dates and for the periods indicated, in accordance with GAAP consistently applied except as disclosed therein, subject in the case of interim financial statements to normal recurring year-end adjustments and except for the absence of certain footnote information in the unaudited statements. CSB has delivered to First Charter (i) copies of all management letters prepared by Coopers & Lybrand (and any predecessor thereto) delivered to CSB since January 1, 1994 and (ii) copies of audited balance sheets and related statements of operations, changes in shareholders' equity and cash flows for any Subsidiary of CSB since January 1, 1994 for which a separate audit has been performed (of which there are none).

     5.06 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in SECTION 5.06 OF THE CSB DISCLOSURE SCHEDULE, neither CSB nor any of its Subsidiaries has any obligations or liabilities (contingent or otherwise), except obligations and liabilities (i) which are fully accrued or reserved against in the consolidated balance sheet of CSB and its Subsidiaries as of December 31, 1996 included in the CSB Financial Statements or reflected in the notes thereto, or (ii) which are immaterial and were incurred after December 31, 1996 in the ordinary course of business consistent with past practice.

     5.07  TAX MATTERS.

          (a) All Tax Returns required to be filed by or on behalf of CSB or any of its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted and have not expired, for all Taxable Periods ending on or before December 31, 1996, and all such Tax Returns filed are complete and accurate in all material respects.

          (b) All Taxes with respect to those Taxable Periods referred to in subsection (a) hereof have been paid.

          (c) There is no audit examination, deficiency or refund litigation or matter in controversy with respect to any Taxes of CSB and its Subsidiaries. All such Taxes due with respect to completed and settled examinations or concluded litigation have been paid or adequately reserved for.

          (d) Neither CSB nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations regarding the assessment or collection of any Tax that is currently in effect.

          (e) Adequate provision for any Taxes due or to become due for CSB and any of its Subsidiaries for any Taxable Period or Taxable Periods through and including the date of the most recent CSB Financial Statements has been made and is reflected on such CSB Financial Statements. Deferred Taxes of CSB and its Subsidiaries have been provided for in the CSB Financial Statements in accordance with GAAP, applied on a consistent basis.

          (f) CSB and its Subsidiaries have collected and withheld all Taxes required to be collected or withheld and have timely submitted all such collected and withheld amounts to the appropriate authorities. CSB and its Subsidiaries are in compliance with, and their records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, the back-up withholding and information reporting requirements under
     (1) the Code, and (2) any state, local or foreign laws, and the rules and regulations thereunder. Such records identify with specificity all accounts subject to back-up withholding under Section 3406 of the Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (g) Neither CSB nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement or other arrangement that could obligate it to make any payments that would not be deductible under Section 280G of the Code.

     5.08 ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses (the "Allowance") shown on the consolidated balance sheet of CSB and its Subsidiaries as of March 31, 1997 included in the CSB Financial Statements is, and the Allowance shown on the consolidated balance sheet of CSB and its Subsidiaries as of dates subsequent to the execution of this Agreement and prior to the Effective Time will be, in each case as of the dates thereof, adequate to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of CSB and its Subsidiaries, other extensions of credit (including letters of credit and commitments to make loans or extend credit) by CSB and its Subsidiaries, and the off balance sheet exposures of CSB and its Subsidiaries.

     5.09 ACCOUNTING, TAX AND REGULATORY MATTERS. Neither CSB nor any of its Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling of interests accounting treatment or as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any Approvals referred to in SECTION 9.01(B).

     5.10 PROPERTIES. Except as disclosed in any Securities Reporting Document filed since December 31, 1996 and prior to the date hereof, CSB and its Subsidiaries have good and marketable title, free and clear of all Liens, to all their properties and assets whether tangible or intangible, real, personal or mixed, reflected in the CSB Financial Statements as being owned by CSB and its Subsidiaries as of the date hereof. All buildings, and all fixtures, equipment and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by any of CSB or its Subsidiaries, are held under valid instruments enforceable in accordance with their respective terms, subject to the Remedies Exception, and each such instrument is in full force and effect. All equipment and other tangible property of CSB and its Subsidiaries in regular use has been well maintained and is in good serviceable condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with CSB's past practices.

     5.11  COMPLIANCE WITH LAWS.

          (a) Except as set forth in SECTION 5.11 OF THE CSB DISCLOSURE SCHEDULE, each of CSB and its Subsidiaries is in compliance with all laws, rules, regulations, policies, guidelines, reporting and licensing requirements and orders and all Authorizations applicable to its business or to its employees conducting its business, and with its internal policies and procedures, except for failures to comply which will not result, individually or in the aggregate, in a Material Adverse Effect.

          (b) Except as set forth in SECTION 5.11 OF THE CSB DISCLOSURE SCHEDULE, neither CSB nor any of its Subsidiaries has received any notification or communication from any agency or department of any federal, state or local government, including but not limited to the Federal Reserve Board, the OCC, the FDIC, the Commission, the SEC and the staffs thereof (collectively, the "Regulatory Authorities")
     (i) asserting that any of CSB or its Subsidiaries is not in substantial compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces, or the internal policies and procedures of such company, (ii) threatening to revoke any license, franchise, permit or governmental Authorization, (iii) requiring or threatening to require CSB or any of its Subsidiaries, or indicating that CSB or any of its Subsidiaries may be required, to enter into or consent to the issuance of a cease and desist order, agreement, directive, commitment or memorandum of understanding or any other agreement, or to adopt a Board resolution or similar undertaking, restricting or limiting or purporting to restrict or limit, in any manner the operations of CSB or any of its Subsidiaries, including, without limitation, any restriction on the payment of dividends, or (iv) otherwise directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of CSB or any of its Subsidiaries, including, without limitation, any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "CSB Regulatory Agreement").

          (c) Neither CSB nor any of its Subsidiaries has at any time consented to or entered into any CSB Regulatory
     Agreement.

          (d) Neither CSB nor any of its Subsidiaries is required to give prior notice to a federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

     5.12  EMPLOYEE BENEFIT PLANS.

          (a) CSB has delivered or made available to First Charter prior to the execution of this Agreement true and complete copies (or, in the case of bonus or other incentive plans, summaries thereof and financial data with respect thereto) of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay or salary continuation, vacation, bonus or other incentive plans, all other employee programs, arrangements or agreements, whether arrived at through collective bargaining or otherwise, all medical, vision, dental or other health plans, all life insurance plans, all employment agreements and all other employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted by, maintained by, sponsored in whole or in part by, or contributed to by CSB or any of its Subsidiaries or any Affiliate thereof for the benefit of any Employee, their spouses or dependents or other beneficiaries or under which any such person is eligible to participate and under which CSB or any of its Subsidiaries could have any liability, contingent or otherwise (collectively, the "CSB Benefit Plans"). Any of the CSB Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is defined and referred to herein as a "CSB Pension Plan." Any of the CSB Benefit Plans pursuant to which CSB is or may become obligated to, or obligated to cause any of its Subsidiaries or any other Person to, issue, deliver or sell shares of capital stock of CSB or any of its Subsidiaries, or grant, extend or enter into any option, warrant, call, right, commitment or agreement to issue, deliver or sell shares, or any other interest in respect of capital stock of CSB or any of its Subsidiaries, is defined and referred to herein as a "CSB Stock Plan." Except as set forth in
     SECTION 5.12(A) OF THE CSB DISCLOSURE SCHEDULE, no CSB Benefit Plan provides for any phantom stock right, stock appreciation right or any other right of a participant thereunder to receive any amount of cash determined based on the value of CSB Common Stock upon the exercise, maturation, or termination of a right thereunder. No CSB Benefit Plan is or has been a multiemployer plan within the meaning of
     Section 3(37) of ERISA.

          CSB has set forth in SECTION 5.12(A) OF THE CSB DISCLOSURE SCHEDULE (i) a list of all of the CSB Benefit Plans, (ii) a list of CSB Benefit Plans that are CSB Pension Plans, (iii) a list of CSB Benefit Plans that are CSB Stock Plans and (iv) a list of the number of shares covered by, exercise prices for, and holders of, all stock options outstanding as of the date hereof under, the CSB Stock Plans, all of which are employee stock options granted and available for grant under the CSB Incentive Stock Option Plan (the "CSB Options").

          (b) Each CSB Benefit Plan has been duly authorized by all necessary corporate action by CSB and, if necessary, its Subsidiaries. All CSB Benefit Plans are in compliance with the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations the breach or violation of which could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. No transaction prohibited by Section 406 of ERISA and no "prohibited transaction" under Section 4975 of the Code have occurred with respect to any CSB Benefit Plan. There are no investigations by any federal or state entity, or other claims (except routine claims for benefits payable under the CSB Benefit Plans), suits or proceedings against or with respect to which any CSB Benefit Plan is a party or asserting any rights to or claims for benefits under any CSB Benefit Plan that would give rise to any liability that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (c) Each CSB Pension Plan that is intended to be a tax-qualified plan is the subject of a favorable determination letter from the IRS received in the preceding two years from the date hereof to the effect that such CSB Pension Plan is qualified under Section 401(a) of the Code, subject to the customary reservations as to the CSB Pension Plan's operational compliance with Code requirements. No such determination letter has been revoked, and the IRS has not issued written notice of its intent to revoke the qualified status of any such CSB Pension Plan. No event has occurred and no circumstance exists that would reasonably be expected to result in the disqualification of such CSB Pension Plan.

          (d) All liabilities under any CSB Benefit Plan are fully accrued or reserved against in the CSB Financial Statements in accordance with GAAP applied on a consistent basis. No CSB Pension Plan to which CSB is or ever has been a party is a defined benefit pension plan subject to coverage with Title IV of ERISA.

          (e) Except to the extent required under Section 601 ET SEQ. of ERISA and Section 4980B of the Code, neither CSB nor any of its Subsidiaries provides health or welfare benefits for any retired or former employee nor is obligated to provide health or welfare benefits to any active employee or beneficiary following such employee's retirement or other termination of service. CSB or any of its Subsidiaries, as applicable, has the right to modify and terminate benefits to retirees (other than benefits provided under CSB Pension Plans) with respect to both retired and active employees. Each CSB Benefit Plan has complied with the provisions of
     Section 601 ET SEQ. of ERISA and Section 4980B of the Code.

          (f) Except as set forth in SECTION 5.12(F) OF THE CSB DISCLOSURE SCHEDULE, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, golden parachute or otherwise) becoming due to any Employees under any CSB Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any CSB Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of Employees of CSB or any of its Subsidiaries and their respective beneficiaries have been fully reflected on the CSB Financial Statements to the extent required by and in accordance with GAAP applied on a consistent basis.

          (h) No event has occurred or circumstance exists with respect to any CSB Benefit Plan that would prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling of interests accounting treatment.

          (i) Each holder of CSB Options has waived its rights under the CSB Incentive Stock Option Plan to exercise any or all of the CSB Options and receive cash in lieu of CSB
     Common Stock.

     5.13  COMMITMENTS AND CONTRACTS.  Except as set forth in
SECTION 5.13 OF THE CSB DISCLOSURE SCHEDULE, neither CSB nor any of its Subsidiaries, nor any of their respective assets, business or operations, is a party or subject to, or is bound or affected by, or receives benefits under, any of the following (whether written or oral, express or implied) (any of such agreements hereinafter referred to as a "CSB Contract"):

          (a)  any employment contract or understanding
     (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any Employees, including in any such person's capacity as a consultant;

          (b) any labor contract or agreement with any labor union;

          (c) any contract not made in the usual, regular and ordinary course of business containing non-competition covenants which limit the ability of CSB or any of its Subsidiaries to compete in any line of business or which involve any restriction of the geographical area in which CSB or its Subsidiaries may carry on its business (other than as may be required by law or applicable Regulatory Authorities);

          (d) any other contract or agreement which is material to the Condition of CSB or involves money or other property with a value in excess of $25,000;

          (e) any real property lease with annual rental payments aggregating $1,000 or more;

          (f) any employment or other contract requiring the payment of additional amounts as "change of control" payments as a result of transactions contemplated by this Agreement;

          (g) any agreement with respect to (i) the acquisition of the assets or stock of another financial institution or
     (ii) the sale of one or more bank branches;

          (h) any agreement relating to the borrowing of money by CSB or any of its Subsidiaries or the guarantee by any of them of any such obligation (other than agreements evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements and any Federal Reserve Bank advances, trade payables and agreements relating to borrowing or advances from the Federal Home Loan Bank); or

          (i) any agreement or arrangement which involves hedging, options or any similar trading activity or interest rate exchanges or swaps or other derivative contracts.

     5.14 MATERIAL CONTRACT DEFAULTS. All of the CSB Contracts are in full force and effect. Except as set forth in SECTION
5.14 OF THE CSB DISCLOSURE SCHEDULE, neither CSB nor any of its Subsidiaries is, or has received any notice or has any knowledge that any party is, in default in any respect under, and none of CSB or any of its Subsidiaries has repudiated or waived any material provision of, any CSB Contract or any other contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which CSB or any of its Subsidiaries is a party or by which CSB or any of its Subsidiaries or the assets, business or operations thereof may be bound or affected or under which it or its respective assets, business or operations receives benefits, except for those defaults which would not have, individually or in the aggregate, a Material Adverse Effect; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

     5.15  LEGAL PROCEEDINGS.  Except as set forth in SECTION
5.15 OF THE CSB DISCLOSURE SCHEDULE, there are no actions, suits, proceedings or investigations instituted or pending or, to the best knowledge of CSB, threatened against CSB or any of its Subsidiaries, or against any property, asset, interest or right of any of them, that might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or that might reasonably be expected to threaten or impede the consummation of the transactions contemplated by this Agreement. Neither CSB nor any of its Subsidiaries is a party to any agreement or instrument or is subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance that, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect, or, except as referred to in SECTION 5.04(C), might reasonably be expected to threaten or impede the consummation of the transactions contemplated by this Agreement.

     5.16  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since
December 31, 1996, except as disclosed in any Securities Reporting Document filed since December 31, 1996 and prior to the date hereof, there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Neither CSB nor any of its Subsidiaries has (A) incurred any material liability, (B) suffered any material adverse change in its Condition, (C) failed to operate its business consistent in all material respects with past practice, (D) changed any accounting practices, or (E) taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of CSB set forth in ARTICLE VII of this Agreement.

     5.17  REGULATORY REPORTS.  Except as set forth in SECTION
5.17 OF THE CSB DISCLOSURE SCHEDULE, since January 1, 1994, CSB and each of its Subsidiaries have filed, and from the date hereof and prior to the Effective Time will file, on a timely basis all reports and statements, together with all amendments required to be made with respect thereto (collectively, "Regulatory Reports"), that were required to be filed with (i) the FDIC, including, without limitation, all Forms F-2, F-3, F-4 and F-5 and all other Securities Reporting Documents, (ii) the Federal Reserve Board, (iii) the Commission, and (iv) any other applicable state securities or banking authorities, which such Regulatory Reports at the respective dates thereof complied and will comply in all material respects with all applicable laws.
No Regulatory Report with respect to periods beginning on or after January 1, 1994 and until the Effective Time contained or will contain any information that was false or misleading with respect to any material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     5.18 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by CSB for inclusion in the registration statement on Form S-4, or other appropriate form, to be filed with the SEC by First Charter under the Securities Act in connection with the transactions contemplated by this Agreement (the "Registration Statement"), or the joint proxy statement to be used by CSB and First Charter to solicit any required approval of their respective shareholders as contemplated by this Agreement (the "Joint Proxy Statement") will, in the case of the Joint Proxy Statement, when it is first mailed to the shareholders of CSB or First Charter, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading, or, in the case of the Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of the shareholders of either First Charter (the "First Charter Shareholders' Meeting") or CSB (the "CSB Shareholders' Meeting"), each to be held pursuant to SECTION 8.03 of this Agreement, including any adjournments thereof, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement or remedy any omission in any earlier communication with respect to the solicitation of any proxy for the CSB Shareholders' Meeting or the First Charter Shareholders' Meeting. All documents that CSB is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws. The information which is set forth in the CSB DISCLOSURE SCHEDULE by CSB for the purposes of this Agreement is true and accurate in all material respects.

     5.19 INSURANCE. CSB and each of its Subsidiaries are currently insured, and during each of the past five calendar years have been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability (including directors and officers liability insurance) and other insurance maintained with respect to the assets or businesses of CSB and its Subsidiaries provide adequate coverage against all pending or threatened claims, and the fidelity bonds in effect as to which any of CSB or any of its Subsidiaries is a named insured are sufficient for their purpose. None of CSB or its Subsidiaries has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased.

     5.20 LABOR. No work stoppage involving CSB or its Subsidiaries is pending or, to the best knowledge of CSB's management, threatened. Neither CSB nor any of its Subsidiaries is involved in, or, to the best knowledge of CSB's management, threatened with or affected by, any labor or other employment-related dispute, arbitration, lawsuit or administrative proceeding. Employees of CSB and its Subsidiaries are not represented by any labor union, and, to the best knowledge of CSB's management, no labor union is attempting to organize employees of CSB or any of its Subsidiaries.

     5.21 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as disclosed in CSB's Proxy Statement for its 1997 Annual Meeting of Shareholders, no executive officer or director of CSB, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such executive officer or director, has any interest in any contract or property (real or personal), tangible or intangible, used in or pertaining to the business of CSB or any of its Subsidiaries.

     5.22  REGISTRATION OBLIGATIONS.  Neither CSB nor any of its
Subsidiaries is under any obligation, contingent or otherwise, currently in effect or which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

     5.23  BROKERS AND FINDERS.  Except as set forth in SECTION
5.23 OF THE CSB DISCLOSURE SCHEDULE, neither CSB nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for CSB or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

     5.24 STATE TAKEOVER LAWS. CSB has taken all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any applicable state takeover law and from any applicable charter or contractual provision containing change of control or anti-takeover provisions.

     5.25 ENVIRONMENTAL MATTERS. To CSB's best knowledge, neither CSB, any of its Subsidiaries, nor any properties owned or operated by CSB or any of its Subsidiaries or held as collateral by CSB or any of its Subsidiaries has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, and there are no circumstances that may prevent or interfere with such full compliance in the future. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the best knowledge of CSB's management, threatened under any Environmental Law and relating to any properties owned or operated by CSB or any of its Subsidiaries or held as collateral by CSB or any of its Subsidiaries, except for any such action, suit or proceeding, or demand, claim, notice or investigation pending or threatened, that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of human health or the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

     5.26 OWNERSHIP OF SHARES. Except as disclosed in CSB's Proxy Statement for its 1997 Annual Meeting of Shareholders, to the best knowledge of CSB, no individual, corporation, partnership, association or other entity owns, directly or indirectly, more than five percent (5%) of the shares of CSB Common Stock.

     5.27 INSURANCE OF DEPOSITS. The deposits of CSB are insured by the Bank Insurance Fund of the FDIC to the maximum extent required or allowed by law; all premiums due such fund have been paid in full in a timely fashion and, to the best of its knowledge, CSB is in material compliance with the applicable regulations and requirements of such agency.

                            ARTICLE VI

         REPRESENTATIONS AND WARRANTIES OF FIRST CHARTER

     First Charter represents and warrants to CSB as follows:

     6.01 ORGANIZATION, STANDING AND AUTHORITY. First Charter is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. Each Subsidiary of First Charter is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized. Each of First Charter and each of its Subsidiaries is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified would have a material adverse effect on the Condition of First Charter and its Subsidiaries taken as a whole. Each of First Charter and each of its Subsidiaries has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and business, and in the case of First Charter, to execute and deliver this Agreement and perform the terms of this Agreement. First Charter is duly registered as a bank holding company under the BHCA. Each of First Charter and each of its Subsidiaries has in effect all Authorizations necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the Condition of First Charter and its Subsidiaries on a consolidated basis.

     6.02 FIRST CHARTER CAPITAL STOCK. As of the date of this Agreement, the authorized capital stock of First Charter consists of 10,000,000 shares of First Charter Common Stock. At June 30, 1997, there were outstanding approximately 7,560,524 shares of First Charter Common Stock. All of the issued and outstanding shares of First Charter Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable.

     6.03  AUTHORIZATION OF MERGER AND RELATED TRANSACTIONS.

          (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of First Charter, including approval of the Merger and the issuance of First Charter Common Stock in connection therewith by its Board of Directors, subject to the approval of the shareholders of First Charter with respect to the Merger to the extent required by applicable law. This Agreement, subject to any requisite shareholder approval hereof with respect to the Merger, represents a valid and legally binding obligation of First Charter, enforceable against First Charter in accordance with its terms, except as such enforcement may be limited by the Remedies Exception.

          (b) Neither the execution and delivery of this Agreement by First Charter, nor the consummation by First Charter of the transactions contemplated hereby nor compliance by First Charter with any of the provisions hereof will (i) conflict with or result in a breach of any provision of its Articles of Incorporation or bylaws, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon, any property or assets of any of First Charter or its Subsidiaries pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any of them is a party or by which any of them or any of their properties or assets may be subject, and that would, in any such event, have a material adverse effect on the Condition of First Charter and its Subsidiaries on a consolidated basis or the ability of First Charter to consummate the transactions contemplated hereby, or (iii) subject to receipt of the requisite approvals referred to in SECTION 9.01(A) of this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation applicable to First Charter or any of its Subsidiaries or any of their properties or assets.

     6.04 FINANCIAL STATEMENTS. First Charter (i) has delivered to CSB copies of the consolidated balance sheets and the related consolidated statements of income, consolidated statements of changes in shareholders' equity and consolidated statements of cash flows (including related notes and schedules) of First Charter and its consolidated Subsidiaries as of and for the periods ended March 31, 1997 and December 31, 1996 included in a quarterly report filed on Form 10-Q or an annual report filed on Form 10-K, as the case may be, filed by First Charter pursuant to the Securities Laws (each, a "First Charter SEC Document"), and
(ii) until the Effective Time will deliver to CSB promptly upon the filing thereof with the SEC copies of the consolidated balance sheets and related consolidated statements of income, consolidated statements of changes in shareholders' equity and consolidated statements of cash flows (including related notes and schedules) included in any First Charter SEC Documents filed subsequent to the execution of this Agreement (clauses (i) and (ii), collectively, the "First Charter Financial Statements"). The First Charter Financial Statements (as of the dates thereof and for the periods covered thereby) (A) are or will be in accordance with the books and records of First Charter and its Subsidiaries, which are or will be complete and accurate in all material respects and which have been or will have been maintained in accordance with good business practices, and (B) present or will present fairly the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of First Charter and its Subsidiaries as of the dates and for the periods indicated, in accordance with GAAP, subject in the case of interim financial statements to normal recurring year-end adjustments and except for the absence of certain footnote information in the unaudited statements.

     6.05 FIRST CHARTER SEC REPORTS. Since January 1, 1994, First Charter has filed on a timely basis all reports and statements, together with all amendments required to be made with respect thereto, that it is required to file with the SEC. No First Charter SEC Document with respect to periods beginning on or after January 1, 1994 and until the Effective Time contained or will contain any information that was false or misleading with respect to any material fact or omitted or will omit to state any material fact necessary in order to make the statements therein not misleading.

     6.06 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by First Charter for inclusion in the Registration Statement or the Joint Proxy Statement will, in the case of the Joint Proxy Statement, when it is first mailed to the shareholders of First Charter or CSB, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading or, in the case of the Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of either the First Charter Shareholders' Meeting or the CSB Shareholders' Meeting, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement or remedy any omission in any earlier communication with respect to the solicitation of any proxy for the First Charter Shareholders' Meeting or the CSB Shareholders' Meeting. All documents that First Charter is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws.

     6.07  CAPITAL STOCK.  At the Effective Time, the First
Charter Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

     6.08 REGULATORY MATTERS. Neither First Charter nor any of its Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would materially impede or delay receipt of any Approval referred to in SECTION 9.01(B).

     6.09 LITIGATION. There are no judicial proceedings of any kind or nature pending or, to the knowledge of First Charter, threatened against First Charter or its Subsidiaries before any court or arbitral tribunal or before or by any governmental department, agency or instrumentality involving the validity of the First Charter Common Stock or the transactions contemplated by this Agreement.

     6.10 BROKERS AND FINDERS. Except as previously disclosed to CSB, neither First Charter nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for First Charter or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

     6.11 ENVIRONMENTAL MATTERS. To First Charter's best knowledge, neither First Charter, any of its Subsidiaries, nor any properties owned or operated by First Charter or any of its Subsidiaries or held as collateral by First Charter or any of its Subsidiaries has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the Condition of First Charter and its Subsidiaries on a consolidated basis. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the best knowledge of First Charter's management, threatened relating to any properties owned or operated by First Charter or any of its Subsidiaries under any Environmental Law, except for liabilities or violations that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Condition of First Charter and its Subsidiaries on a consolidated basis.

     6.12  TAX MATTERS.

          (a) All Tax Returns required to be filed by or on behalf of First Charter or any of its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted and have not expired, for all Taxable Periods ending on or before December 31, 1996, and all such Tax Returns filed are complete and accurate in all material respects.

          (b) All Taxes with respect to those Taxable Periods referred to in subsection (a) hereof have been paid.

          (c) There is no audit examination, deficiency or refund litigation or matter in controversy with respect to any Taxes of First Charter and its Subsidiaries. All such Taxes due with respect to completed and settled examinations or concluded litigation have been paid or adequately reserved for.

          (d) Neither First Charter nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations regarding the assessment or collection of any Tax that is currently in effect.

          (e) Adequate provision for any Taxes due or to become due for First Charter and any of its Subsidiaries for any Taxable Period or Taxable Periods through and including the date of the most recent First Charter Financial Statements has been made and is reflected on such First Charter Financial Statements. Deferred Taxes of First Charter and its Subsidiaries have been provided for in the First Charter Financial Statements in accordance with GAAP, applied on a consistent basis.

     6.13  COMPLIANCE WITH LAWS.

          (a) Each of First Charter and each of its Subsidiaries is in compliance with all laws, rules, regulations, policies, guidelines, reporting and licensing requirements and orders and all Authorizations applicable to its business or to its employees conducting its business, and with its internal policies and procedures, except for failures to comply which will not result, individually or in the aggregate, in a material adverse effect on the Condition of First Charter and its Subsidiaries on a consolidated basis.

          (b) Except as previously disclosed to CSB, neither First Charter nor any of its Subsidiaries has received any notification or communication from any Regulatory Authority
     (i) asserting that any of First Charter or its Subsidiaries is not in substantial compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces, or the internal policies and procedures of such company, (ii) threatening to revoke any license, franchise, permit or governmental Authorization, (iii) requiring or threatening to require First Charter or any of its Subsidiaries, or indicating that First Charter or any of its Subsidiaries may be required, to enter into or consent to the issuance of a cease and desist order, agreement, directive, commitment or memorandum of understanding or any other agreement, or to adopt a board resolution or similar undertaking, restricting or limiting or purporting to restrict or limit, in a material manner the operations of First Charter and its Subsidiaries on a consolidated basis, including, without limitation, any restriction on the payment of dividends, or (iv) otherwise directing, restricting or limiting, or purporting to direct, restrict or limit in a material manner the operations of First Charter or any of its Subsidiaries on a consolidated basis, including, without limitation, any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "First Charter Regulatory Agreement").

          (c) Neither First Charter nor any of its Subsidiaries has at any time consented to or entered into any First
     Charter Regulatory Agreement.

          (d) Neither First Charter nor any of its Subsidiaries is required to give prior notice to a federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

                           ARTICLE VII

        CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

     7.01 CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, CSB shall, and shall cause each of its Subsidiaries to, (i) conduct its business only in the usual, regular and ordinary course consistent with past practice and
(ii) use its best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

     7.02 FORBEARANCES. During the period from the date of this Agreement to the Effective Time, CSB shall not, and shall not permit any of its Subsidiaries to, in each case without the prior written consent of First Charter (and CSB shall provide First Charter with prompt notice of any events referred to in this
SECTION 7.02 occurring after the date hereof):

          (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness or other obligation for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness, it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit and entering into repurchase agreements), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance other than in the ordinary course of business consistent with past practice;

          (b) adjust, split, combine or reclassify any capital stock or otherwise make any change with respect to its authorized capital stock; make, declare or pay any dividend or make any other distribution with respect to, or directly or indirectly redeem, purchase, exchange or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock or any right to acquire cash based on the market value of CSB Common Stock; or issue any additional shares of capital stock, or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except for the issuance of CSB Common Stock pursuant to the exercise of CSB Options outstanding as of the date hereof or pursuant to the Stock Option Agreement;

          (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity (including without limitation any shares of capital stock of any of its Subsidiaries), or cancel, release or assign any indebtedness to any such person or any claims held by any such person;

          (d) except for purchases of U.S. Treasury securities which have maturities of three years or less, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of, or otherwise acquire direct or indirect control over any other Person;

          (e) enter into or terminate any contract or agreement involving annual payments in excess of $1,000 and which cannot be terminated without penalty upon 30 days notice, or make any change in, or extension of, any of its leases or contracts involving annual payments in excess of $1,000 and which cannot be terminated without penalty upon 30 days notice, or waive, release, compromise or assign any material rights or claims;

          (f) increase or modify in any manner the compensation or fringe benefits of any of its Employees or pay or accelerate the vesting of any pension or retirement or severance allowance to any such Employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or other "employee benefit plan" within the meaning of ERISA or any employment, severance, consulting or other similar agreement with or for the benefit of any Employee, or accelerate the vesting of any stock options or other stock-based compensation; PROVIDED, HOWEVER, that, with the prior approval of First Charter, CSB may accrue and pay bonuses and put in effect regularly scheduled salary increases, which are in either case in the ordinary course and consistent with past practices;

          (g) take any action, or refrain from taking any action, that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section
     368 of the Code or from qualifying for pooling-of-interests accounting treatment;

          (h) commence any claim, action or proceeding other than in accordance with past practice, settle any claim, action or proceeding involving the payment of money damages in excess of an amount which, together with all other claims, actions or proceedings previously settled, exceeds $20,000, or involving restrictions upon the operations of CSB or any of its Subsidiaries;

          (i) amend its Articles of Incorporation or its bylaws or other governing documents;

          (j) fail to maintain its material licenses and permits or to file in a timely fashion all federal, state, local and foreign Tax Returns;

          (k)  fail to maintain, or enter into, any CSB
     Regulatory Agreements;

          (l) make any capital expenditures of more than $10,000 individually or $25,000 in the aggregate;

          (m) fail to maintain each CSB Benefit Plan or timely make all contributions or accruals required thereunder in accordance with GAAP applied on a consistent basis; or

          (n) agree to, or make any commitment to, take any of the actions prohibited by this SECTION 7.02.

                           ARTICLE VIII

                      ADDITIONAL AGREEMENTS

     8.01  ACCESS AND INFORMATION.

          (a) During the period from the date of this Agreement through the Effective Time:

               (i) CSB shall, and shall cause its Subsidiaries to, afford First Charter, and its accountants, counsel and other representatives, reasonable access during normal business hours to the properties, books, contracts, tax returns, commitments and records of CSB and its Subsidiaries at any time, and from time to time, for the purpose of conducting any review or investigation reasonably related to the Merger, and CSB and its Subsidiaries will cooperate fully with all such reviews and investigations.

               (ii) First Charter shall afford CSB and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, contracts, tax returns, commitments and records of First Charter and its Subsidiaries at any time and from time to time, for the purpose of conducting any review or investigation reasonably related to the Merger, and First Charter and its Subsidiaries will cooperate fully with all such reviews and investigations.

          (b) During the period from the date of this Agreement through the Effective Time, CSB shall furnish to First Charter (i) all Regulatory Reports referred to in SECTION
     5.17 promptly upon the filing thereof, (ii) a copy of each Tax Return filed by it and (iii) monthly and other interim financial statements in the form prepared by CSB for its internal use. During this period, CSB also shall notify First Charter promptly of any material change in the Condition of CSB or any of its Subsidiaries.

          (c)  Notwithstanding the foregoing provisions of this
     SECTION 8.01, no investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein, and each such representation and warranty shall survive such investigation.

          (d) Each of First Charter and CSB agrees that it will keep confidential any information furnished to it by the other in connection with the transactions contemplated by this Agreement, except to the extent that such information
     (i) was already known to First Charter or CSB, as the case may be, and was received from a source other than the other party or any of its respective Subsidiaries, directors, officers, employees or agents, (ii) thereafter was lawfully obtained from another source, or (iii) is required to be disclosed to the SEC, the OCC, the Federal Reserve Board, FDIC, the Commission or any other Regulatory Authority, or is otherwise required to be disclosed by law. Each of First Charter and CSB agrees not to use such information, and to implement safeguards and procedures that are reasonably designed to prevent such information from being used, for any purpose other than in connection with the transactions contemplated by this Agreement.

          (e) CSB shall cooperate, and shall cause its Subsidiaries, accountants, counsel and other representatives to cooperate, with First Charter and its accountants, counsel and other representatives, in connection with the preparation by First Charter of any applications and documents required to obtain the Approvals, which cooperation shall include providing all information, documents and appropriate representations as may be necessary in connection therewith.

          (f) From and after the date of this Agreement, each of First Charter and CSB shall use its reasonable best efforts to satisfy or cause to be satisfied all conditions to their respective obligations under this Agreement. While this Agreement is in effect, neither First Charter nor CSB shall take any actions, or omit to take any actions, which would cause this Agreement to become unenforceable in accordance with its terms.

     8.02 REGISTRATION STATEMENT. First Charter shall (a) prepare and file the Registration Statement with the SEC as soon as is reasonably practicable, (b) use its best efforts to cause the Registration Statement to become effective, and (c) take any action required to be taken under any applicable state blue sky or Securities Laws in connection therewith. CSB and its Subsidiaries shall furnish First Charter with all information concerning CSB, its Subsidiaries and the holders of CSB Common Stock as First Charter may reasonably request in connection with the foregoing and also shall promptly cooperate in the preparation of and shall promptly file the Joint Proxy Statement with the FDIC.

     8.03 SHAREHOLDER APPROVALS. Each of First Charter and CSB shall call a meeting of its respective shareholders to be held as soon as practicable for the purpose of voting upon the Merger and related matters. The respective Board of Directors of First Charter and CSB shall submit for approval of its shareholders the matters to be voted upon at the First Charter Shareholders' Meetings or the CSB Shareholders' Meeting, as the case may be, shall prepare and file with the FDIC or the SEC, as the case may be, the Joint Proxy Statement and shall mail the Joint Proxy Statement to its respective shareholders, and shall recommend approval of such matters and use its best efforts (including, without limitation, soliciting proxies for such approvals) to obtain such shareholder approval. In this regard, by their execution of this Agreement, each member of the Board of Directors of CSB agrees to vote in favor of the consummation of the Merger at the CSB Shareholders' Meeting and to use his or her best efforts to obtain the approval of the Merger by the shareholders of CSB.

     8.04 PRESS RELEASES. Prior to the public dissemination of any press release or other public disclosure or communication or correspondence with shareholders of information about this Agreement, the Merger or any other transaction contemplated hereby, the parties to this Agreement shall mutually agree as to the form and substance of such release, disclosure, communication or correspondence, except to the extent that any such disclosure is required pursuant to the Securities Laws in the opinion of counsel to such party, in which case such party may, upon failure to so mutually agree and upon specific advice of counsel, make such disclosure.

     8.05 NOTICE OF DEFAULTS. CSB shall promptly notify First Charter of (i) any material change in its consolidated business, operations or prospects, (ii) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority, (iii) the institution or the threat of litigation involving CSB or any of its Subsidiaries, or (iv) any event or condition that might be reasonably expected to cause any of its representations, warranties or covenants set forth herein not to be true and correct in all material respects as of the Effective Time.

     8.06 MISCELLANEOUS AGREEMENTS AND CONSENTS; AFFILIATES AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to cooperate and use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably practicable, including, without limitation, using their respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that nothing herein shall preclude either party from exercising its rights under this Agreement or the Stock Option Agreement. First Charter and CSB shall, and shall cause each of their respective Subsidiaries to, use their best efforts to effect all filings and obtain all Approvals necessary or, in the reasonable opinion of First Charter or CSB, desirable for the consummation of the transactions contemplated by this Agreement, including without limitation the approval of the OCC. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of First Charter shall be deemed to have been granted authority in the name of CSB to take all such necessary or desirable action.

     Without limiting the foregoing, CSB will take such actions as may be reasonably necessary to cause each of its "affiliates" for purposes of the Securities Act to deliver to First Charter within 10 days after the execution of this Agreement (but in any event prior to 30 days prior to the Effective Time) a written agreement substantially in the form of Exhibit A to this Agreement. SECTION 8.06 OF THE CSB DISCLOSURE SCHEDULE sets forth a list of each Person whom CSB believes would be considered an "affiliate" of CSB for such purposes.

     8.07  CONVERSION OF STOCK OPTIONS.

          (a) At the Effective Time, all rights with respect to CSB Common Stock pursuant to the CSB Options that are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to First Charter Common Stock, and First Charter shall assume each CSB Option, in accordance with the terms of the CSB Incentive Stock Option Plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, and subject to the provisions of SECTION 3.01(C), (i) each CSB Option assumed by First Charter may be exercised solely for shares of First Charter Common Stock, (ii) the number of shares of First Charter Common Stock subject to each CSB Option shall be equal to the number of shares of CSB Common Stock subject to such CSB Option immediately prior to the Effective Time multiplied by the Exchange Ratio, (iii) the per share exercise price under each such CSB Option shall be adjusted by dividing the per share exercise price under each such option by the Exchange Ratio and rounding down to the nearest cent, and (iv) First Charter and its Compensation Committee shall administer the CSB Incentive Stock Option Plan governing such CSB Options; PROVIDED, HOWEVER, that the terms of each CSB Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. FCC shall not be obligated to issue any fraction of a share of First Charter Common Stock upon exercise of CSB Options, and any fraction of a share of First Charter Common Stock that otherwise would be subject to a converted CSB Option shall represent the right to receive cash (without interest) upon exercise of the converted CSB Option in an amount equal to such fractional part of a share of First Charter Common Stock multiplied by the difference in the Fair Market Value of one share of First Charter Common Stock on the last business day preceding the date of exercise of such CSB Option and the per share exercise price of such CSB Option. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification," as defined in Section 425 of the Code, as to any CSB Option which is an "incentive stock option," as defined in Section 422 of the Code.

          (b) Except as expressly provided herein or as otherwise agreed in writing by the parties, (i) the provisions of the CSB Stock Plans and any other plan, program or arrangement pursuant to which CSB may, or may be required to, issue stock or stock-based compensation, shall be terminated by the Effective Time, and (ii) CSB shall ensure that following the Effective Time no holder of CSB Options or any participant in any CSB Stock Plan shall have any right thereunder to acquire any equity securities of CSB or any of its Subsidiaries.

     8.08 REGULATORY AND TAX MATTERS. No party shall take any action which would adversely affect or delay the ability of either First Charter or CSB to obtain any necessary Approvals of any Regulatory Authority or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement. No party shall take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code.

     8.09 ACQUISITION PROPOSALS. CSB shall not, and shall not permit its officers, directors and employees and any investment banker, attorney, accountant, or other agent retained by it or its Subsidiaries ("Representatives") to, initiate, encourage or solicit, directly or indirectly, the making of any proposal or offer (an "Acquisition Proposal") to acquire all or any significant part of the business and properties or capital stock of CSB or its Subsidiaries, whether by merger, consolidation or other business combination, purchase of securities or assets, tender offer or exchange offer or otherwise, or initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal. Except to the extent necessary to comply with the fiduciary duties of CSB's Board of Directors as advised in writing by counsel, CSB shall not, and shall not permit its Representatives to, (x) participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, an Acquisition Proposal or (y) enter into any agreements to effect an Acquisition Proposal. In the event CSB receives an Acquisition Proposal or such discussions are sought to be initiated or continued with CSB, CSB shall promptly inform First Charter as to the material terms thereof. CSB shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons heretofore conducted with respect to any Acquisition Proposal, and shall direct and use its best efforts to cause all of its Representatives not to engage in any of the foregoing.

     8.10 POOLING OPINION. First Charter shall use its best efforts to obtain by the Effective Time the opinion of KPMG Peat Marwick, LLP, independent certified accountants for First Charter, to the effect that First Charter may account for the Merger as a pooling-of-interests, which opinion shall be dated as of the Effective Time.

     8.11  FAIRNESS OPINIONS.

          (a) CSB shall use its best efforts to obtain by the date of the mailing of the Joint Proxy Statement an opinion of an investment banking or appraisal firm, which firm is acceptable to CSB and to First Charter, to the effect that the Exchange Ratio is fair to CSB's shareholders from a financial point of view.

          (b) First Charter shall use its best efforts to obtain by the date of the mailing of the Joint Proxy Statement an opinion of an investment banking or appraisal firm satis-factory to First Charter to the effect that the Exchange Ratio is fair to the shareholders of First Charter from a financial point of view.

     8.12 EMPLOYEE BENEFITS. Employees of CSB shall become eligible for the employee benefit plans and benefits of First Charter on the same terms as such plans and benefits are generally offered from time to time to employees of First Charter in comparable positions; PROVIDED, HOWEVER, that for a period of six months following the Effective Time, employees of CSB whose employment is terminated under circumstances such that they would be entitled to benefits under CSB's severance pay policy as in effect on the date hereof shall receive such benefits as determined under such plan in lieu of any benefits to which they may otherwise be entitled under First Charter's severance pay policy. Such employees shall be credited under such First Charter plans for their years of eligibility, vesting and benefit services earned under such employee benefit plans of CSB as if such service had been earned with First Charter. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to confer on any employee of CSB the right of continued employment with First Charter or any of its Subsidiaries, including the Surviving Bank.

     8.13 INDEMNIFICATION. For three years after the Effective Time, First Charter shall, and shall cause the Surviving Bank to, indemnify, defend, and hold harmless the present and former directors, officers, employees and agents of CSB (each, an "Indemnified Party") after the Effective Time against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time to the full extent then permitted under North Carolina and federal law and by CSB's Articles of Incorporation and Bylaws as in effect on the date hereof except the right to indemnification shall not arise in those instances in which the party seeking indemnification has participated in the breach of any covenant or agreement contained herein or knowingly caused any representation or warranty of CSB contained herein to be false or inaccurate in any respect and the claim arises principally from such breach or the falsity or inaccuracy of such representation or warranty. This SECTION 8.13 shall survive the Effective Time and is intended to benefit CSB and each of the Indemnified Parties and his or her heirs and representatives (each of whom shall be entitled to enforce this SECTION 8.13 against First Charter) and shall be binding upon all successors and assigns (whether by operation of law or by contract) of First Charter.

     8.14  TERMINATION OF EMPLOYMENT AGREEMENTS.  The Board of
Directors of CSB shall provide the appropriate notice and otherwise take all action necessary as soon as possible hereafter to ensure that the term of the Employment Agreement dated
November 13, 1990 between CSB and John J. Godbold, Jr. shall terminate on and not extend past November 12, 2001.

                            ARTICLE IX

                            CONDITIONS

     9.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each of First Charter and CSB to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

          (a) Shareholders of each of CSB and First Charter shall have approved all matters relating to the Merger required under applicable law at their respective
     Shareholders' Meetings.

          (b) This Agreement, the Merger and the other transactions contemplated hereby shall have been approved by the OCC and any other Regulatory Authorities whose approval is required for consummation of the transactions contemplated hereby and all required waiting periods shall have expired; provided, that no such Approval shall be subject to any condition or restriction that in the judgment of First Charter would restrict it or its Subsidiaries or Affiliates in their respective spheres of operations and business activities after the Effective Time.

          (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order, and all necessary consents, waivers or approvals required under applicable state
     Securities Laws shall have been obtained.

          (d) Neither First Charter nor CSB shall be subject to any active litigation which seeks any order, decree or injunction of a court or agency of competent jurisdiction to enjoin or prohibit the consummation of the Merger.

          (e) Each of First Charter and CSB shall have received an opinion of Smith Helms Mulliss & Moore, L.L.P., tax counsel to First Charter, or other counsel to First Charter, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and no gain or loss will be recognized by the shareholders of CSB to the extent that they receive solely First Charter Common Stock in exchange for their CSB Common Stock in the Merger.

          (f) Each of First Charter and CSB shall have received the fairness opinions contemplated by SECTION 8.11.

     9.02  CONDITIONS TO OBLIGATIONS OF CSB TO EFFECT THE MERGER.
The obligations of CSB to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:


          (a)  Representations and Warranties.  The
     representations and warranties of First Charter set forth in
     ARTICLE VI hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date) and CSB shall have received a certificate dated the Effective Time and signed by the president and chief executive officer, executive vice president or other duly authorized officer of First Charter to that effect.

          (b) PERFORMANCE OF OBLIGATIONS. First Charter shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and CSB shall have received a certificate dated the Effective Time and signed by the president and chief executive officer, executive vice president or other duly authorized officer of First Charter to that effect.

          (c) OTHER DOCUMENTS AND INFORMATION. First Charter shall have provided CSB true, correct and complete copies, certified as appropriate, of its Articles of Incorporation, Bylaws, Board of Directors and shareholder resolutions, incumbency certificates and such other documents and information as may be reasonably requested by CSB or its counsel.

          (d) OPINION OF COUNSEL. CSB shall have received a written opinion of counsel for First Charter, dated as of the Effective Time and in form and substance reasonably satisfactory to and covering such matters as are reasonably requested by CSB and customary for transactions of this type.

     9.03 CONDITIONS TO OBLIGATIONS OF FIRST CHARTER TO EFFECT THE MERGER. The obligations of First Charter to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

          (a) REPRESENTATIONS AND WARRANTIES. (i) All of the representations and warranties of CSB set forth in ARTICLE V hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date), and (ii) each of the representations and warranties of CSB set forth in SECTION 5.02 and SECTION 5.16 shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date), and First Charter shall have received a certificate dated as of the Effective Time and signed by the chairman or the chief executive officer or other duly authorized officer of CSB to the effect of (i) and (ii) above.

          (b) PERFORMANCE OF OBLIGATIONS. CSB shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and First Charter shall have received a certificate dated as of the Effective Time and signed by the chairman or the chief executive officer or other duly authorized officer of CSB to that effect.

          (c) OTHER DOCUMENTS AND INFORMATION. CSB shall have provided First Charter true, correct and complete copies, certified as appropriate, of its Articles of Incorporation, Bylaws, Board of Directors and shareholder resolutions, incumbency certificates and such other documents as may be reasonably requested by First Charter or its counsel.

          (d) OPINION OF COUNSEL. First Charter shall have received a written opinion of counsel for CSB dated as of the Effective Time, and in form and substance reasonably satisfactory to and covering such matters as are reasonably requested by First Charter and customary for transactions of this type.

          (e) AFFILIATES' LETTERS. First Charter shall have received the letters from all affiliates of CSB as contemplated by SECTION 8.06 hereof.

          (f) POOLING OPINION. First Charter shall have received an opinion from KPMG Peat Marwick, LLP, dated as of the Effective Time, to the effect that the Merger may be accounted for as a pooling-of-interests. In connection therewith, First Charter and KPMG Peat Marwick, LLP, as applicable, also shall have received a letter, dated as of the Effective Time, in form and substance reasonably satisfactory to them, from Coopers & Lybrand L.L.P. to the effect that such firm is not aware of any matters relating to CSB and its Subsidiaries which would preclude CSB from participating in a business combination to be accounted for as a pooling-of-interests.

          (g) CSB OPTIONS. No holder of any CSB Option shall have made a claim to receive cash upon surrender or exercise of options in conjunction with consummation of the Merger or otherwise.

                            ARTICLE X

                           TERMINATION

     10.01 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement, the Merger and the other transactions contemplated hereby by the shareholders of First Charter and CSB or both, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) by mutual consent of the Board of Directors of First Charter and the Board of Directors of CSB; or

          (b) by the Board of Directors of either First Charter or CSB (if the terminating party is not then in breach of any of its representations or warranties or its obligations hereunder) pursuant to notice in the event of a breach or failure by the other party of any representation, warranty, covenant or agreement of the other party contained herein, which breach or failure is material in the context of the transactions contemplated hereby and which has not been, or cannot be, cured within 30 days after written notice of such breach is given to the other party; or

          (c) by the Board of Directors of either First Charter or CSB if any of such terminating party's conditions precedent set forth in ARTICLE IX hereof has not been satisfied as of the Effective Time or if satisfaction of such a condition is or becomes impossible (other than through such terminating party's failure to comply with its obligations under this Agreement) and such terminating party has not waived such condition at or before the Effective Time; or

          (d) by the Board of Directors of First Charter or the Board of Directors of CSB if the Effective Time does not occur by March 31, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the party electing to terminate pursuant to this SECTION 10.1(D) or the failure by such party to comply fully with its obligations under this Agreement; or

          (e) by the Board of Directors of CSB, if the Average Price of First Charter Common Stock shall be less than $20.00 (unless the change in the Average Price is directly attributable to an increase, decrease or change in the number of outstanding shares of First Charter Common Stock due to a recapitalization, reclassification, stock dividend, stock split or reverse stock split, all without consideration, in which case such threshold price of First Charter Common Stock of $20.00 shall be appropriately and proportionately adjusted). "Average Price" shall mean the average of the daily Fair Market Value of First Charter Common Stock for the twenty consecutive trading days ending the date that is four business days before the Effective Time; or

          (f) by the Board of Directors of First Charter if First Charter determines that the shareholders' equity of CSB is less than reported in the consolidated balance sheet as of March 31, 1997 of CSB included in the CSB Financial Statements; PROVIDED, HOWEVER, that for purposes of this
     SECTION 10.01(F), the amount of shareholders' equity determined as of any date after the date hereof may be computed exclusive of the impact on such shareholders' equity of any merger-related expenses as approved by First Charter; or

          (g) by the Board of Directors of First Charter if First Charter determines that CSB has established an Allowance that is unsatisfactory to First Charter.

     10.02 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to SECTION
10.01 hereof, this Agreement shall become void and have no effect, except that (i) the provisions of SECTION 8.01(D) and
ARTICLE XI of this Agreement shall survive any such termination and abandonment, and (ii) a termination hereof shall not relieve the breaching party from any liability arising out of an intentional breach of any provision of this Agreement giving rise to such termination. The Stock Option Agreement shall be governed by its own terms as to its termination.

     10.03  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
COVENANTS FOLLOWING THE EFFECTIVE TIME.  Except for ARTICLES III,
IV and XI and SECTION 8.07, none of the respective representations, warranties, obligations, covenants and agreements of the parties shall survive the Effective Time.

                            ARTICLE XI

                        GENERAL PROVISIONS

     11.01 EXPENSES. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, except that First Charter and CSB shall divide equally all printing and mailing expenses and filing fees incurred in connection with this Agreement, the Registration Statement and the Joint Proxy Statement. Nothing contained in this SECTION 11.01 shall constitute or be deemed to constitute liquidated damages for the willful breach by a party of the terms of this Agreement or otherwise limit the rights of the non-breaching party.

     11.02 STOCK OPTION AGREEMENT. The parties hereto hereby acknowledge that the terms of the Stock Option Agreement and the grant thereunder to First Charter of the option to purchase CSB Common Stock are integral to the execution of this Agreement and hereby acknowledge the validity and continued effectiveness of the Stock Option Agreement as a condition and an inducement to First Charter's willingness to execute this Agreement.

     11.03 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Except as expressly provided in SECTION 8.13 hereof, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than First Charter and CSB or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     11.04 AMENDMENTS. To the extent permitted by law, this Agreement may be amended at any time prior to the Closing by a subsequent writing signed on behalf of each of First Charter and CSB; PROVIDED, HOWEVER, that the provisions hereof relating to the manner or basis in which shares of CSB capital stock will be exchanged for the Merger Consideration shall not be amended after the First Charter Shareholders' Meeting or the CSB Shareholders' Meeting without any requisite approval of the holders of the issued and outstanding shares of First Charter Common Stock or CSB Common Stock, as the case may be, entitled to vote thereon.

     11.05 WAIVERS. Prior to or at the Effective Time, each of First Charter and CSB shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions precedent to its obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. No such waiver shall be effective unless in writing signed by a duly authorized officer of the waiving party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.06 NO ASSIGNMENT. None of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement to any other person or entity, whether by operation of law or otherwise. Any such purported assignment or delegation that is made without the prior written consent of the other parties to this Agreement shall be void and of no effect.
Subject to the preceding sentence, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     11.07 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (with receipt confirmed at the point of transmittal), or by registered or certified mail, postage prepaid to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

CSB:                Carolina State Bank
                    316 South Lafayette Street
                    Shelby, North Carolina 28150
                    Facsimile: (704) 480-4441

                    Attention:  John J. Godbold, Jr.
                                President

Copy to Counsel:    The Sanford Holshouser Law Firm
                    234 Fayetteville Street
                    Suite 100
                    Post Office Box 2447
                    Raleigh, North Carolina 27602
                    Facsimile: (919) 890-4180

                    Attention:  Alfred P. Carlton, Jr.

First Charter:      First Charter Corporation
                    22 Union Street North
                    Post Office Box 228
                    Concord, North Carolina 28026-0228
                    Facsimile: (704) 788-0445

                    Attention:  Lawrence M. Kimbrough
                                President and Chief Executive
                                   Officer

Copy to Counsel:    Smith Helms Mulliss & Moore, L.L.P.
                    214 North Church Street (28202)
                    Post Office Box 31247
                    Charlotte, North Carolina 28231
                    Facsimile: (704) 334-8467

                    Attention:  J. Richard Hazlett

     11.08 SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of either party to fulfill any of its covenants and agreements hereunder, including the failure to take all such actions as are necessary on its part to cause the consummation of the Merger, will cause irreparable injury for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of the other party's obligations or any arbitration award hereunder and to the granting by any such court of the remedy of the specific performance hereunder.

     11.09 ARBITRATION. (A) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, NORTH CAROLINA LAW), THE THEN CURRENT RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OR JUDICIAL ARBITRATION AND MEDIATION SERVICES/ENDISPUTE, INC. ("JAMS"), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM UNDER THIS AGREEMENT IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     (B) THE ARBITRATION SHALL BE CONDUCTED (1) IN THE CITY OF CHARLOTTE, NORTH CAROLINA OR (2) IN SUCH OTHER LOCATION AS AGREED BY THE PARTIES AND BY JAMS WHO WILL APPOINT AN ARBITRATOR; IF JAMS IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR AN ADDITIONAL 60 DAYS.

     (C) ANY SERVICE OF PROCESS UNDER AN ARBITRATION OR ANY OTHER LEGAL PROCEEDING WILL BE DEEMED TO BE EFFECTIVE AS TO EITHER PARTY TO THIS AGREEMENT WHEN SUCH SERVICE OF PROCESS IS DELIVERED TO THE COUNSEL FOR THE RESPECTIVE PARTIES AS IDENTIFIED IN SECTION 11.07.

     11.10 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of North Carolina.

     11.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     11.12 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.13 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement, or in any other instrument referred to herein, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is unenforceable.

     IN WITNESS WHEREOF, First Charter and CSB have caused this
Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                              FIRST CHARTER CORPORATION


                              By: /S/ LAWRENCE M KIMBROUGH
                                  President




                              CAROLINA STATE BANK


                              By: /S/ JOHN J. GODBOLD, JR.
                                  President


                              BOARD DIRECTORS OF CAROLINA STATE
                              BANK


                              /s/ CHARLES F. HARRY, III    (SEAL)
                              Charles F. Harry, III


                              /s/ JOHN J. GODBOLD, JR.     (SEAL)
                              John J. Godbold, Jr.


                              /s/ DENNIS A BEAM, JR.       (SEAL)
                              Dennis A. Beam, Jr.


                              /s/ T. CARL DEDMON           (SEAL)
                              T. Carl Dedmon


                              /s/ B. THOMAS ELLIS          (SEAL)
                              B. Thomas Ellis


                              /s/ JOE B. GODFREY           (SEAL)
                              Joe B. Godfrey


                              /s/ LARRY D. HAMRICK, SR.    (SEAL)
                              Larry D. Hamrick, Sr.


                              /s/ MILLIE KEETER-SPANGLER   (SEAL)
                              Millie Keeter-Spangler


                              /s/ CHARLES F. MAUNEY        (SEAL)
                              Charles F. Mauney


                              /s/ CHARLES W. RHODEN, JR.   (SEAL)
                              Charles W. Rhoden, Jr.


                              /s/ JAMES M. ROSE, SR.       (SEAL)
                              James M. Rose, Sr.




                            EXHIBIT A

                   Form of Affiliate Agreement

                         August __, 1997



First Charter Corporation
22 Union Street, North
Concord, North Carolina 28025

     Re:  Affiliate Agreement

Gentlemen:

     As a shareholder of Carolina State Bank, a commercial bank chartered under the laws of the State of North Carolina ("CSB"), the undersigned will become a shareholder of First Charter Corporation, a bank holding company organized under the laws of the State of North Carolina ("FCC"), pursuant to the merger (the "Merger") described in the Agreement and Plan of Merger between FCC and CSB dated as of August 15, 1997 (the "Agreement"). Under the terms of the Agreement, upon consummation of the Merger, each share of CSB common stock, $4.50 par value per share ("CSB Stock"), will be converted into 1.023 shares of FCC common stock, $5.00 par value per share ("FCC Common Stock"), with cash to be paid in lieu of the issuance of any fractional shares of FCC Common Stock. This Affiliate Agreement is provided pursuant to
Section 8.06 of the Agreement and constitutes an agreement between the undersigned and FCC regarding certain rights and obligations of the undersigned in connection with (i) the shares of CSB Stock beneficially owned by the undersigned, (ii) the shares of FCC Common Stock into which such shares are converted as a result of the Merger and (iii) any shares of FCC Common Stock otherwise beneficially owned by the undersigned.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and FCC hereby agree as follows:

     1. AFFILIATE STATUS. The undersigned understands and agrees that he may be considered an "affiliate" of CSB under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act").

     2. RESTRICTION ON DISPOSITION. Except as contemplated by the Agreement, the undersigned agrees that he will not sell, pledge, transfer or otherwise dispose of his interests in, or reduce his risk relative to, any of (i) the shares of CSB Stock with respect to which the undersigned has or shares direct or indirect beneficial ownership, (ii) the shares of FCC Common Stock into which such shares are converted upon consummation of the Merger or (iii) any other shares of FCC Common Stock with respect to which the undersigned has or shares direct or indirect beneficial ownership, in each case for a period beginning 30 days prior to the Effective Time (as defined in the Agreement) until such time as there has been a publication of financial results covering at least 30 days of post-Merger combined operations of CSB and FCC. FCC represents to and agrees with the undersigned that its regular quarterly announcement of earnings will constitute such a publication of financial results and that from the date of the Merger through the date of the second anniversary of the Merger, FCC will make available "adequate current public information" about FCC as defined under Rule 144(c) of the SEC.

     3. COVENANTS AND WARRANTIES OF THE UNDERSIGNED. The undersigned represents, warrants and agrees that:

          (a) The FCC Common Stock received by the undersigned as a result of the Merger will be taken for his own account and not with a view to distribution.

          (b) FCC has informed the undersigned that any distribution by the undersigned of FCC Common Stock has not been registered under the 1933 Act and that shares of FCC Common Stock received pursuant to the Merger can only be sold by the undersigned (i) following registration under the 1933 Act, (ii) in conformity with the requirements of Rule 145 promulgated by the SEC as the same now exists or may hereafter be amended, or (iii) to the extent some other exemption from registration under the 1933 Act might be available. THE UNDERSIGNED UNDERSTANDS THAT FCC IS UNDER NO OBLIGATION TO FILE A REGISTRATION STATEMENT WITH THE SEC COVERING THE DISPOSITION OF THE UNDERSIGNED'S SHARES OF FCC COMMON STOCK.

          (c) The undersigned is aware that FCC and CSB intend to treat the Merger as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), for Federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the regulations under the Code requires "continuity of interest" in order for the Merger to be treated as a reorganization under
     Section 368 of the Code. The undersigned has no knowledge of any plan or intention on the part of the CSB shareholders to sell or otherwise dispose of the FCC Common Stock to be received in the Merger that will reduce the CSB shareholders' aggregate ownership of FCC Common Stock to a number of shares of FCC Common Stock having, in the aggregate, a value at the time of the Merger of less than 50% of the total fair market value of the CSB Stock outstanding immediately prior to the Merger.

     4. RESTRICTION ON TRANSFER. The undersigned understands and agrees that stop transfer instructions with respect to the shares of FCC Common Stock received by the undersigned pursuant to the Merger will be given to FCC's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

               "The shares represented by this
               certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the
               "1933 Act"), applies and may not be
               sold, pledged, transferred or otherwise
               disposed of except or unless (1) covered by an effective registration statement under the 1933 Act, (2) in accordance with Rule 145, or (3) in accordance with a legal opinion satisfactory to counsel for FCC that such sale or transfer is otherwise exempt from the registration requirements of the 1933 Act."

Such legend will also be placed on any certificate representing FCC securities issued subsequent to the original issuance of the FCC Common Stock pursuant to the Merger as a result of any stock dividend, stock split or other recapitalization as long as the FCC Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. FCC agrees that upon request of the undersigned, FCC shall cause any such legend to be removed from any certificate(s) of the undersigned upon evidence satisfactory to FCC and its counsel that the shares of FCC Common Stock represented by such certificate(s) could be sold or transferred by the undersigned under the circumstances set forth in Rule 145(d)(3).

     5. UNDERSTANDING OF RESTRICTIONS ON DISPOSITIONS. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed the requirements and impact upon his ability to sell, pledge, transfer or otherwise dispose of the shares of FCC Common Stock beneficially owned by the undersigned, to the extent he believes necessary, with his counsel.

     6. TRANSFER UNDER RULE 145(D). If the undersigned desires to sell or otherwise transfer the shares of FCC Common Stock received by him in connection with the Merger at any time during the period ending two years after the date of consummation of the Merger, the undersigned will provide any necessary representation letter to the transfer agent for FCC Common Stock together with such additional information as the transfer agent may reasonably request. If FCC's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), FCC shall cause such counsel to provide such opinions as may be necessary to FCC's transfer agent so that the undersigned may complete the proposed sale or transfer.

     7. ACKNOWLEDGMENTS. The undersigned recognizes and agrees that the foregoing provisions apply to all shares of FCC Common Stock received in exchange for shares of CSB Stock, whether directly or indirectly beneficially owned by the undersigned, including shares owned by (a) the undersigned's spouse, if that spouse has the same home as the undersigned, (b) any relative of the undersigned who has the same home as the undersigned, (c) any trust or estate in which the undersigned, such spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (d) any corporation or other organization in which the undersigned, such spouse, and any such relative collectively own at least 10% of any class of equity securities or of the equity interest.

     8. MISCELLANEOUS. This Affiliate Agreement is the complete agreement between FCC and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of North Carolina.



                 [Signatures on following page.]

     This Affiliate Agreement is executed as of the day and year first above written.

                                   Very truly yours,

                                   ______________________________
                                   Signature

                                   ______________________________
                                   Printed or Typed Name

                                   ______________________________
                                   Address for Notices
AGREED TO AND ACCEPTED as of
____________________, 1997.

FIRST CHARTER CORPORATION

By:       ____________________
Name:     Lawrence M. Kimbrough
Title:         President